                                  EXHIBIT 99.2

                               HINES HORTICULTURE

                           CERITIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Hines Horticulture, Inc. (the "Company") on Form 10-Q for the period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Claudia
M. Pieropan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the4 Sarbanes-Oxley Act of 2002, that Exhibit 99.2:

         (1) The Report fully complies with the requirement section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained In the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                                  By:   /s/ Claudia M. Pieropan
                                                        -----------------------
                                                        Claudia M. Pieropan
                                                        CHIEF FINANCIAL OFFICER

May 14, 2003

A signed original of this written statement required by Section 906 has been provided to Hines Horticulture, Inc. and will be retained by Hines Horticulture, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.